---------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934


               Date of Report (Date of earliest event reported)
                               November 13, 2001


        USAA Federal Savings Bank (as seller and servicer under the Sale and Servicing Agreement, dated as of November 1, 2001, providing for the issuance of the USAA Auto Owner Trust 2001-2 Asset Backed Securities, Series 2001-2).



            (Exact Name of Registrant as Specified in its Charter)



    Delaware                            333-30840         74-2291652
    ----------------------------------------------------------------
    (State or Other Jurisdiction        (Commission       (I.R.S. Employer
    of Incorporation)                   File Number)      Identification No.)

    10750 McDermott Freeway
    San Antonio, Texas                                      78288
    -----------------------------------------------------------------
    (Address of Principal                                 (Zip Code)
    Executive Offices)

      Registrant's telephone number, including area code: (201) 498-2265

                                   No Change
             ----------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

        Item 5.  Other Events
                 ------------

        Filing of Computational Materials
        ---------------------------------

        In connection with the offering of USAA Auto Owner Trust 2001-2 Asset-Backed Securities, Series 2001-2, Deutsche Banc Alex. Brown Inc. (the "Underwriter") has prepared certain materials (the "Computational Materials") for distribution to its prospective investors. Although USAA Federal Savings Bank ( "USAA") provided the Underwriter with certain information regarding the characteristics of the receivables in the related portfolio (the "Receivables"), USAA did not participate in the preparation of the Computational Materials.

        For purposes of this Form 8-K, "Computational Materials" shall mean computer generated tables and/or charts displaying, with respect to any Class or Classes of Securities, any of the following: yield; average life; duration; expected maturity; interest rate sensitivity; loss sensitivity; cash flow characteristics; background information regarding the Receivables; the proposed structure; decrement tables; or similar information (tabular or otherwise) of a statistical, mathematical, tabular or computational nature. The Computational Materials are attached hereto as Exhibit 99.1.

               Item 7. Financial Statements; Pro Forma Financial Information and Exhibits.

        (a)    Not applicable.

        (b)    Not applicable.

        (c)    Exhibits:

                        99.1    Computational Materials.

                                  SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          USAA FEDERAL SAVINGS BANK

                          By: /s/ Michael J. Broker
                              -------------------------------
                              Michael J. Broker
                              Vice President






Dated: November 13, 2001

                                 EXHIBIT INDEX
                                 -------------



Exhibit No.                     Description
-----------                     -----------


99.1                            Computational Materials.